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                                                                     EXHIBIT 4.1


                WARRANT TO PURCHASE 66,667 SHARES OF COMMON STOCK
                                       OF
                                PACER TECHNOLOGY,
                            A CALIFORNIA CORPORATION

                          (VOID AFTER JANUARY 28, 2004)

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL (WHO MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

This certifies that THE PRINCE HENRY GROUP. L.L.C., for value received, is entitled to purchase from PACER TECHNOLOGY, a California corporation (the "Company"), up to and including Sixty-Six Thousand Six Hundred Sixty Seven (66,667) shares of fully paid and nonassessable shares of Common Stock, no par value, of the Company ("Common Stock") at a price per share equal to $2.9375 (the "Warrant Price"), at or before 5:00 p.m. PST, on January 28, 2004 (the "Termination Time"), upon surrender to the Company at its principal offices of this Warrant properly endorsed with the form of Subscription attached hereto as Exhibit A duly filled in and signed together with payment in cash or by check of the Warrant Price for the number of shares for which this Warrant is exercised. This Warrant is issued pursuant to that letter agreement dated January 31, 2001, a complete copy of which is attached hereto as Exhibit B which is by this reference made a part hereof. This Warrant is subject to the following additional terms and conditions:

         1. The purchase rights represented by this Warrant are exercisable only by THE PRINCE HENRY GROUP, L.L.C., either as to the entirety, or from time-to-time for any part, of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase.

         2. The Company agrees at all times to reserve a sufficient number of its shares of authorized but unissued Common Stock, when and as required, for the purpose of complying with the terms of this Warrant.

         3. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof, or any other person, the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.



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         4. THE PRINCE HENRY GROUP, L.L.C. acknowledges that this Warrant and the shares purchasable upon exercise hereof (collectively, the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws. The Securities are and will be acquired by THE PRINCE HENRY GROUP, L.L.C. for investment purposes for its own account only and not for sale or with a view to distribution of all or any part of such Securities.

         5. THE PRINCE HENRY GROUP, L.L.C. understands that the Securities are and will be "restricted securities" under the federal securities laws in that the Securities will be acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Securities may be resold without registration under the Act only in certain limited circumstances and that otherwise the Securities must be held indefinitely. In this connection, THE PRINCE HENRY GROUP, L.L.C. represents that it understands the resale limitations imposed by the Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for Rule 144 to be available for resale of "restricted securities." THE PRINCE HENRY GROUP, L.L.C. acknowledges and agrees that all certificates evidencing the Securities will bear legends consistent with the foregoing.

         6. The Company may treat the holder of record of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         7. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, reorganizations, liquidations, or the like, (a "Change Event") the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted by the Board of Directors of the Company. The adjustment shall be such as will give the holder of the Warrant on exercise for the same aggregate Warrant Price, the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the Change Event and had it continued to hold such shares until after the Change Event.

         8. No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).

         9. This Warrant is issued in and shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF the Company has caused this warrant to be duly executed by its officers thereunto duly authorized this 28th day of February, 2001.


PACER TECHNOLOGY


By: /s/ RICHARD S. KAY
    -------------------------
        Richard S. Kay,
        Chairman of the Board


Attest:

    /s/ LARRY K. REYNOLDS
    -------------------------
        Larry K. Reynolds,
        Secretary


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                                    EXHIBIT A
           (To be completed and signed only upon exercise of Warrant)

                     SUBSCRIPTION TO EXERCISE WARRANT RIGHTS


To: PACER TECHNOLOGY, a California Corporation:

         The undersigned, the holder of the Warrant surrendered herewith, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________________ shares of Common Stock of PACER TECHNOLOGY, a California Corporation, and herewith makes payment of ______________________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, THE PRINCE HENRY GROUP, L.L.C., whose address is 3022 Broadway, Suite 317, New York, New York 10027.

         The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control.)


DATED: _______________

Signature of Holder



_____________________________________


Address:

_____________________________________

_____________________________________

_____________________________________


(Signature must conform in all respects to name of holder as specified on the face of the Warrant)


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